Exhibit 5.01

August 14, 2019

ACM Research, Inc.
42307 Osgood Road, Suite I
Fremont, California 94539

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333‑228734) (the “Registration Statement”) filed by ACM Research, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering with the SEC under the Securities Act certain securities, including shares of the Company’s Class A common stock, $0.0001 par value per share, that may be issued and sold by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $100,000,000, as set forth in the Registration Statement and the prospectus contained therein; and (ii) the prospectus supplement, dated August 14, 2019 (the “Prospectus Supplement”), relating to the issuance and sale pursuant to the Registration Statement of up to 2,053,576 shares (the “Shares”) of the Company’s Class A common stock, $0.0001 par value per share, of which 267,857 Shares are issuable upon exercise of an over-allotment option granted by the Company.  The Shares are to be sold by the Company pursuant to the underwriting agreement dated August 14, 2019 between the Company and Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters named therein (the “Underwriting Agreement”).

We are acting as counsel to the Company in connection with the Company’s issuance and sale of the Shares, and you have requested our opinion as to the matter set forth below in connection with the issuance of the Shares.  For purposes of rendering that opinion, we have examined:

(i)	signed copies of the Registration Statement and pre-effective Amendment No. 1 thereto;

(ii)	a signed copy of the Underwriting Agreement;

(iii)	the Restated Certificate of Incorporation and the Restated Bylaws of the Company, each as currently in effect;

(iv)	the minutes of meetings, and written consents, of the stockholders and board of directors of the Company as furnished by the Company; and

(v)	such other documents as we have deemed necessary for purposes of rendering the opinion set forth below.

For the purposes of this opinion letter, we have made assumptions that are customary in opinion letters of this kind, including the accuracy and completeness of each document furnished to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of all such originals, the legal competence of all signatories to such documents, and the genuineness of all signatures.

K&L Gates LLP
August 14, 2019

Our opinion is limited to the General Corporation Law of the State of Delaware.  We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.01 to a Current Report on Form 8-K to be filed by the Company in connection with the issuance and sale of the Shares in accordance with the requirements of Item 6.01(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm therein and in the Prospectus Supplement under the caption “Legal Matters.”  In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the related Prospectus or any supplement thereto within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

   /s/ K&L Gates LLP

K&L Gates LLP